                                  EXHIBIT NO. (4)
                                      CONTRACT

----------------------------
ANNUITY DATA
----------------------------


CONTRACT NUMBER: . . . . . . . . . . . . . . . . . . . . . . . . . . . 444444444

ISSUE DATE:. . . . . . . . . . . . . . . . . . . . . . . . . . December 31, 1996

INITIAL PURCHASE PAYMENT:. . . . . . . . . . . . . . . . . . . . . . .$10,000.00
                                                                             IRA
INITIAL ALLOCATION OF PURCHASE PAYMENT:

                                                  ALLOCATED
                                                  AMOUNT (%)
                                                  ----------
VARIABLE SUB-ACCOUNTS
     Federated Prime Money Fund II                10%
     Investment Grade Bond Fund                   10%
     Value Income Stock Fund                      10%
     Capital Growth Fund                          10%
     Mid-Cap Equity Fund                          5%
     International Equity Fund                    5%




                                                                            RATE
                                                 ALLOCATED   GUARANTEED     GUARANTEED
                                                 AMOUNT (%)  INTEREST RATE  THROUGH
                                                 ----------  -------------  ----------
STANDARD FIXED ACCOUNT
    1 Year Guarantee Period                      10%          5.00%          11/30/1997

GUARANTEED MATURITY AMOUNT FIXED ACCOUNT
    3 Year Guarantee Period                      10%          6.40%          11/30/1999
    5 Year Guarantee Period                      10%          7.00%          11/30/2001
    7 Year Guarantee Period                      10%          7.20%          11/30/2003
    10 Year Guarantee Period                     10%          7.35%          11/30/2006



MINIMUM GUARANTEE RATE FOR FIXED ACCOUNT:. . . . . . . . . . . . 3.00%

PAYOUT START DATE: . . . . . . . . . . . . . . . . . . . March 4, 2041

(Latest date income payments must begin.)
OWNER: . . . . . . . . . . . . . . . . . . . . . . . . . . . .John Doe
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Jane Doe

ANNUITANT: . . . . . . . . . . . . . . . . . . . . . . . . . .John Doe
     AGE AT ISSUE: . . . . . . . . . . . . . . . . . . . . . . . . .35
     SEX:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .Male

BENEFICIARY    RELATIONSHIP TO OWNER  PERCENTAGE
-----------    ---------------------  ----------
Jane Doe         Wife                100%


CONTINGENT BENEFICIARY  RELATIONSHIP TO OWNER  PERCENTAGE
----------------------  ---------------------  ----------
Robert Doe                 Son                 100%




                                                              Agent Name/Number
DPGA248                                                             (AL, TN)

                         GLENBROOK LIFE AND ANNUITY COMPANY



                            ENHANCED DEATH BENEFIT RIDER


This rider was issued because you selected the Enhanced Death Benefit Option at the time you applied for this annuity. The Death Benefit and Mortality and Expense Risk Charge provisions of your Contract are modified as follows:


I. Prior to the Payout Start Date, the death benefit will be the greater of the values stated in the Death Benefit provision on page 8 of your Contract, or the value of the Enhanced Death Benefit Option.

     The Enhanced Death Benefit Option is:

          The greatest of the Anniversary Values as of the date we determine the death benefit. The Anniversary Value is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by an adjustment for any partial withdrawals since that anniversary.

          The adjustment is equal to (A) divided by (B), and the result multiplied by (C) where:

          (A)  is the withdrawal amount.

          (B)  is the Contract Value immediately prior to the withdrawal.

          (C) is the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniverary.

          Anniversary Values will be calculated for each Contract anniversary prior to the oldest owner's or the annuitant's, if the owner is not a natural person, 80th birthday.

     The Enhanced Death Benefit Option will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

II. The annualized Mortality and Expense Risk Charge of 1.25% stated on page 6 of your Contract is changed. The annualized Mortality and Expense Risk Charge will never be greater than 1.35%.

Except as amended, the Contract remains unchanged.




     /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
     ----------------------                  -----------------------
     Secretary                               Chief Executive Officer

                         GLENBROOK LIFE AND ANNUITY COMPANY
                            (HEREIN CALLED "WE" OR "US")


                    AMENDATORY ENDORSEMENT FOR WAIVER OF CHARGES


The following provisions are added to your Contract:

We will waive any withdrawal charge prior to the Payout Start Date if at least 30 days after the Issue Date any owner (or annuitant if the owner is not a natural person):

1. is first confined to a Long Term Care Facility or Hospital for at least 90 consecutive days, confinement is prescribed by a Physician and is Medically Necessary, and the request for a withdrawal and adequate written proof of confinement are received by us no later than 120 days after discharge; or

2. is first diagnosed by a Physician as having a Terminal Illness and a request for a withdrawal and adequate written proof of the diagnosis are received by us. We may require a second opinion at our expense by a Physician chosen by us.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the individual, a spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Terminal Illness" is a condition which is expected to result in death within one year for 80% of the diagnosed cases.

"Long Term Care Facility" is a facility which:

1.   is located in the United States or its territories;
2.   is licensed by the jurisdiction in which it is located;
3.   provides custodial care under the supervision of a registered nurse (R.N.);
     and
4.   can accommodate three or more persons.

"Hospital" is a facility which:

1.   is licensed as a hospital by the jurisdiction in which it is located;
2.   is supervised by a staff of licensed physicians;
3. provides nursing services 24 hours a day by, or under the supervision, of a registered nurse (R.N.);
4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and
5.   has access to medical, diagnostic and major surgical facilities.




     /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
     ----------------------                  ------------------------
     Secretary                               Chief Executive Officer

GLAU184

                            STI CLASSIC VARIABLE ANNUITY

                             FLEXIBLE PREMIUM DEFERRED
                             VARIABLE ANNUITY CONTRACT

         GLENBROOK LIFE AND ANNUITY COMPANY, A Stock Company, Home Office:
                    Allstate Plaza, Northbrook, Illinois  60062

This Contract is issued in consideration of the initial purchase payment and any application. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

This flexible premium deferred variable annuity provides a cash withdrawal benefit and a death benefit during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

THE DOLLAR AMOUNT OF INCOME PAYMENTS OR OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, VARIES TO REFLECT THE PERFORMANCE OF THE VARIABLE ACCOUNT. VALUES MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. FOR AMOUNTS IN THE GUARANTEED MATURITY AMOUNT FIXED ACCOUNT, THE WITHDRAWAL BENEFIT, THE DEATH BENEFIT, TRANSFERS TO OTHER SUB-ACCOUNTS AND ANY PERIODIC INCOME PAYMENTS MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN UPWARD OR DOWNWARD ADJUSTMENT OF THE AMOUNT DISTRIBUTED. THE INTEREST RATE IN THE STANDARD FIXED ACCOUNT AND THE GUARANTEED MATURITY AMOUNT FIXED ACCOUNT ARE GUARANTEED ONLY FOR THE PERIOD OF TIME STATED ON THE ANNUITY DATA PAGE.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER(S) AND THE INSURER.

RETURN PRIVILEGE
IF YOU ARE NOT SATISFIED WITH THIS CONTRACT FOR ANY REASON, YOU MAY RETURN IT TO US WITHIN 20 DAYS AFTER YOU RECEIVE IT. WE WILL REFUND ANY PURCHASE PAYMENTS ALLOCATED TO THE VARIABLE ACCOUNT, ADJUSTED TO REFLECT INVESTMENT GAIN OR LOSS FROM THE DATE OF ALLOCATION TO THE DATE OF CANCELLATION, PLUS ANY PURCHASE PAYMENTS ALLOCATED TO ANY FIXED ACCOUNT. IF THIS CONTRACT IS QUALIFIED UNDER SECTION Section 408 OF THE INTERNAL REVENUE CODE, WE WILL REFUND THE GREATER OF ANY PURCHASE PAYMENTS OR THE CONTRACT VALUE.

If you have any questions about your STI Classic Variable Annuity or to resolve a complaint, please contact Glenbrook Life at 1-800-755-5275.



     /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
     ----------------------                  ------------------------
     Secretary                               Chief Executive Officer


                      Flexible Premium Deferred Variable Annuity

GLAU246                               Page 1                                (FL)

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

THE PERSONS INVOLVED . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Annuitant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ACCUMULATION PHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Accumulation Phase Defined. . . . . . . . . . . . . . . . . . . . . .     4
     Contract Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Purchase Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Investment Alternatives . . . . . . . . . . . . . . . . . . . . . . .     4
     Variable Account. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Variable Sub-accounts . . . . . . . . . . . . . . . . . . . . . . . .     4
     Fixed Account Options . . . . . . . . . . . . . . . . . . . . . . . .     4
     Standard Fixed Account. . . . . . . . . . . . . . . . . . . . . . . .     4
     Guaranteed Maturity Amount Fixed Account. . . . . . . . . . . . . . .     4
     Crediting Interest. . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Contract Value. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     Accumulation Units and Accumulation Unit Value. . . . . . . . . . . .     6
     Valuation Period and Valuation Date . . . . . . . . . . . . . . . . .     6
     Net Investment Factor . . . . . . . . . . . . . . . . . . . . . . . .     6
     Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     Administrative Expense Charge . . . . . . . . . . . . . . . . . . . .     6
     Mortality and Expense Risk Charge . . . . . . . . . . . . . . . . . .     6
     Contract Maintenance Charge . . . . . . . . . . . . . . . . . . . . .     7
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Withdrawal Charge . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Market Value Adjustment . . . . . . . . . . . . . . . . . . . . . . .     7
     Death of Owner or Annuitant . . . . . . . . . . . . . . . . . . . . .     8
     Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     Settlement Value. . . . . . . . . . . . . . . . . . . . . . . . . . .     9

PAYOUT PHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Payout Phase Defined. . . . . . . . . . . . . . . . . . . . . . . . .    10
     Payout Start Date . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Income Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Income Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Variable Account Income Payments. . . . . . . . . . . . . . . . . . .    10
     Annuity Unit Value. . . . . . . . . . . . . . . . . . . . . . . . . .    11
     Fixed Account Income Payments . . . . . . . . . . . . . . . . . . . .    11
     Annuity Transfers . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     Payout Terms and Conditions . . . . . . . . . . . . . . . . . . . . .    11

INCOME PAYMENT TABLES. . . . . . . . . . . . . . . . . . . . . . . . . . .    12

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     The Entire Contract . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Incontestability. . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Misstatement of Age or Sex. . . . . . . . . . . . . . . . . . . . . .    13
     Annual Statement. . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Deferment of Payments . . . . . . . . . . . . . . . . . . . . . . . .    13
     Variable Account Modifications. . . . . . . . . . . . . . . . . . . .    14

--------------------------------------------------------------------------------
 THE PERSONS INVOLVED
--------------------------------------------------------------------------------


OWNER. The person(s) named at the time of application is the owner of this Contract unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-natural person and a natural person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary at any time. If the owner is a natural person, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner or beneficiary change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving owner dies prior to the Payout Start Date, the beneficiary becomes the new owner. If the sole surviving owner dies after the Payout Start Date, the beneficiary becomes the new owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as owner:

-- owner as used in this contract refers to all people named as owners, unless otherwise indicated;

--   any request to exercise ownership rights must be signed by all owners; and

-- on the death of any person who is an owner, the surviving person(s) named as owner will continue as owner.

ANNUITANT. The annuitant is the person named on the Annuity Data Page, but may be changed by the owner, as described above. The annuitant must be a natural person. If the annuitant dies prior to the Payout Start Date, the new annuitant will be:

--   the youngest owner; otherwise,

--   the youngest beneficiary.

BENEFICIARY. The beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the owner, as described above. We will determine the beneficiary from the most recent written request we have received from you. If you do not name a beneficiary or if the beneficiary named is no longer living, the beneficiary will be:

--   your spouse if living; otherwise

--   your children equally if living; otherwise

--   your estate.

The beneficiary may become the owner under the circumstances described above.

The beneficiary may assign benefits under the Contract, as described above, once they are payable to the beneficiary. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

--------------------------------------------------------------------------------
ACCUMULATION PHASE
--------------------------------------------------------------------------------

ACCUMULATION PHASE DEFINED. The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the issue date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.

CONTRACT YEAR. The one year period beginning on the issue date and on each anniversary of the issue date.

PURCHASE PAYMENTS. You may make subsequent purchase payments during the Accumulation Phase until you attain age 86. The number of purchase payments is unlimited prior to age 86. The minimum subsequent purchase payment amount is $50. We reserve the right to reduce the minimum purchase payment. We may limit the maximum amount of purchase payments we will accept. We will never set the maximum amount lower than $1,000,000.00. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state in which the Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%. For each purchase payment, the minimum amount that may be allocated to any Fixed Account is $50.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.

INVESTMENT ALTERNATIVES. Investment Alternatives are the Sub-accounts of the Variable Account, the Standard Fixed Account and the Sub-accounts of the Guaranteed Maturity Amount Fixed Account shown on the Annuity Data Page.

VARIABLE ACCOUNT. The "Variable Account" for this Contract is the Glenbrook Life and Annuity Company Variable Annuity Account. This account is a separate investment account to which we allocate assets contributed under this and
certain  other contracts.   The income, capital gains and capital losses,
realized or unrealized, incurred on the assets of the Variable Account are credited to or charged against the assets of the Variable Account, without regard to the income, capital gains or capital losses arising out of any other business we may conduct.

VARIABLE SUB-ACCOUNTS. The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the fund portfolio underlying that Sub-account.

FIXED ACCOUNT OPTIONS. The Fixed Account options are the Standard Fixed Account and several Sub-accounts of the Guaranteed Maturity Amount Fixed Account.

STANDARD FIXED ACCOUNT. Money in the Standard Fixed Account will earn interest for one year at the current rate in effect at the time of allocation to the Standard Fixed Account. After one year, a one year renewal rate will be
declared.   Subsequent renewal dates will be on anniversaries of the first renewal date. The current rate and the renewal rate(s) will never be less than the minimum guaranteed rate shown on the Annuity Data Page.

GUARANTEED MATURITY AMOUNT FIXED ACCOUNT. The Guaranteed Maturity Amount Fixed Account is divided into Sub-accounts. A Sub-account is identified by its Guarantee Period and the date the Guarantee Period begins. You create a Sub-account when:

-- you make a purchase payment and allocate part or all of that purchase payment to the Sub-account; or

--   you select a new Guarantee Period when a Sub-account expires; or

-- you transfer to the Sub-account an amount from an existing Sub-account of the Variable Account or from another Sub-account of the Guaranteed Maturity Amount Fixed Account.

A Sub-account continues until the end of its Guarantee Period.

You must select the Guarantee Period for all purchase payments and transfers allocated to the Guaranteed Maturity Amount Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Amount Fixed Account.

We will mail you a notice when each Guarantee Period expires outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

-- take no action and we will automatically renew the Sub-account value to a Guarantee Period of the same duration to be established on the day the previous Guarantee Period expired; or

-- notify us to apply the Sub-account value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

-- notify us to apply the Sub-account value to the Standard Fixed Account to be established on the day the previous Guarantee Period expired; or

-- notify us to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

-- receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the Sub-account will be deemed to have been renewed for the same Guarantee Period as the one that just expired with current interest credited from the date the Guarantee Period expired.

The minimum amount that can be allocated to a new Guarantee Period is $50.

CREDITING INTEREST. We credit interest daily to money allocated to the Standard Fixed Account and each Sub-account of the Guaranteed Maturity Amount Fixed Account at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them. We will credit interest to transfers from the date the transfer is made. The interest rates will never be less than the minimum guaranteed rate shown on the Annuity Data Page.

TRANSFERS. Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th transfer in any contract year may be assessed a $10 transfer fee. Transfers are subject to the following restrictions.

-- The maximum amount which may be transferred from the Standard Fixed Account to any other Sub-account in any Contract Year is limited to the greater of:

     -- 25% of the value in the Standard Fixed Account on the most recent contract anniversary. If this amount is less than $1,000, then up to $1,000 may be transferred; or

     -- 25% of the sum of purchase payments allocated to the Standard Fixed Account and transfers to the Standard Fixed Account, all as of the most recent contract anniversary.

-- Any transfer from a Sub-account of the Guaranteed Maturity Amount Fixed Account at a time other than during the 30 day period after a Guarantee Period expires will be subject to a Market Value Adjustment.

We reserve the right to waive the transfer restrictions contained in this Contract.

CONTRACT VALUE.  Your "Contract Value" is equal to the sum of:

-- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

--   the total value you have in the Standard Fixed Account; plus

--   the sum of Sub-account values in the Guaranteed Maturity Amount Fixed
     Account.

ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE. Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.

VALUATION PERIOD AND VALUATION DATE. A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.

NET INVESTMENT FACTOR. For each Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is (A) divided by (B), minus (C) where:

(A)  is the sum of:

     (1) the net asset value per share of the fund portfolio underlying the Sub-account determined at the end of the current Valuation Period, plus

     (2) the per share amount of any dividend or capital gain distributions made by the fund portfolio underlying the Sub-account during the current Valuation Period.

(B) is the net asset value per share of the fund portfolio underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) is the sum of the annualized Administrative Expense Charge and the annualized Mortality and Expense Risk Charge divided by 365 and then multiplied by the number of calendar days in the current Valuation Period.

CHARGES. The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer charges and Taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges and Market Value Adjustments.

ADMINISTRATIVE EXPENSE CHARGE. The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)

MORTALITY AND EXPENSE RISK CHARGE. The annualized Mortality and Expense Risk Charge will never be greater than 1.25%. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.

CONTRACT MAINTENANCE CHARGE. Prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each contract anniversary. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A reduced Contract Maintenance Charge proportional to the part of the Contract Year elapsed will also be deducted if the Contract is terminated on any date other than a contract anniversary. After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The annualized charge will never be greater than $30 per contract year. The Contract Maintenance Charge will be waived if total purchase payments are $25,000 or more or if all money is allocated to any Fixed Account on the contract anniversary.

TAXES. Any premium tax or income tax withholding relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.

WITHDRAWAL. You have the right to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. However, we will require confirmation of your withdrawal request before we make such a withdrawal. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, and taxes.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.

WITHDRAWAL CHARGE. Each Contract Year you may withdraw 10% of the Contract Value, as determined on the date of the first withdrawal during the Contract Year, without incurring a Withdrawal Charge. Withdrawals in excess of 10% of the Contract Value will be subject to a Withdrawal Charge as follows:


     Payment Year:  1    2    3    4    5    6    7    8 and Later

     Percentage:    7%   6%   5%   4%   3%   2%   1%         0%


To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of 10% of the Contract Value.

To determine federal tax liability, withdrawals are assumed to be made from earnings first. The order of the withdrawal of funds used to calculate withdrawal charges differs from that of the IRS in determining the tax liability of the withdrawals.

MARKET VALUE ADJUSTMENT. All transfers and withdrawals from a Sub-account of the Guaranteed Maturity Amount Fixed Account other than during the 30 day period after a Guarantee Period expires are subject to a Market Value Adjustment. A Market Value Adjustment is an increase or decrease in the amount transferred or withdrawn reflecting changes in the level of interest rates since the Sub-account was established. It is based on the following:

     I    =    the interest crediting rate for the Sub-account;

     N    =    the number of whole and partial years from the date we receive the transfer, withdrawal, or Death Benefit request, or from the Payout Start Date to the end of the Sub-account's Guarantee
               Period;

     J    =    the current interest crediting rate offered for a Guarantee
               Period of length N on the date we determine the Market Value
               Adjustment.

               J will be determined by linear interpolation between the current interest rates for the next higher and lower integral years. For purposes of interpolation, current interest rates for Guarantee Periods not available under this Contract will be calculated in a manner consistent with those which are available.

An adjustment factor is determined from the following formula:

                                   .9 x (I-J) x N

Any transfer or withdrawal amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment. The amount withdrawn from the Sub-account includes the transfer amount or the amount we pay you, income tax we withhold for you, the Withdrawal Charge, any applicable premium tax charge, and the Market Value Adjustment.

DEATH OF OWNER OR ANNUITANT. A distribution upon death may be paid to the owner determined immediately after the death if, prior to the Payout Start Date:

--   any owner dies; or

--   the annuitant dies and the owner is not a natural person.

If the owner eligible to receive the distribution upon death is not a natural person, the owner may elect to receive the distribution upon death in one or more distributions. Otherwise, if the owner is a natural person, the owner may elect to receive a distribution upon death either in one or more distributions or by periodic payments through an Income Plan.

A Death Benefit will be paid: 1) if the owner elects to receive the Death Benefit distributed in a single payment within 180 days of the date of death, and 2) if the Death Benefit is paid as of the day the value of the Death Benefit is determined. Otherwise, the Settlement Value will be paid. In any event, the entire value of the Contract must be distributed within five (5) years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the following provisions.

Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

--   the life of the owner; or

--   a period not to exceed the life expectancy of the owner; or

-- the life of the owner with payments guaranteed for a period not to exceed the life expectancy of the owner.

If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

DEATH BENEFIT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

--   the Contract Value as of the date we determine the death benefit; or

--   the Settlement Value on the date we determine the death benefit; or

-- the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death

          Benefit Anniversary.

          The adjustment is equal to (A) divided by (B) and the result multiplied by (C) where:

          (A)  is the withdrawal amount.
          (B)  is the Contract Value immediately prior to the withdrawal.
          (C) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

     The first Death Benefit Anniversary is the issue date. Subsequent Death Benefit Anniversaries are those contract anniversaries that are multiples of 7 Contract Years, beginning with the 7th contract anniversary. For example, the issue date, 7th, and 14th contract anniversaries are the first three Death Benefit anniversaries.

     The Death Benefit Anniversary value will be recalculated until the oldest Owner or the Annuitant, if the Owner is not a natural person, attains age 80.

We will determine the value of the death benefit as of the end of the Valuation Period during which we receive a complete request for payment of the death benefit. A complete request includes due proof of death.

Any interest would be payable from the date we receive written proof of death until the Death Benefit is paid. Any interest payable will be paid according to applicable law.

SETTLEMENT VALUE. The Settlement Value is the same amount that we would pay in the event of withdrawal of the Contract Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death.

--------------------------------------------------------------------------------
PAYOUT PHASE
--------------------------------------------------------------------------------

PAYOUT PHASE DEFINED. The "Payout Phase" is the second of the two phases during your Contract. During this phase the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.

PAYOUT START DATE. The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be on or before the later of:

--   the annuitant's 90th birthday; or

--   the 10th anniversary of this Contract's issue date.

INCOME PLANS. An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as the annuitant lives. If the annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as either the annuitant or joint annuitant, named at the time of Income Plan selection, lives. If both the annuitant and the joint annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. We will make payments for a specified period beginning on the Payout Start Date. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360.

We reserve the right to make available other Income Plans.

INCOME PAYMENTS. Income payments may be based on any Sub-account of the Variable Account and/or any Fixed Account. The method of calculating the initial payment is different for the two accounts. The Contract Maintenance Charge will be deducted in equal payments from each income payment. The Contract Maintenance Charge will be waived if total Purchase Payments are $25,000 or more or income payments are based entirely on money allocated to any Fixed Account.

VARIABLE ACCOUNT INCOME PAYMENTS. The initial income payment based upon the Variable Account is calculated by applying the portion of the Contract Value in the Variable Account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table selected. Subsequent income payments will vary depending upon the changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based.

The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Contract Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless Annuity Transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

-- multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

-- dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%.

FIXED ACCOUNT INCOME PAYMENTS. Income payment amounts derived from any Fixed Account Option are guaranteed for the duration of the Income Plan. The income payment based upon any Fixed Account Option is calculated by applying the portion of the Contract Value in any Fixed Account Option on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.

ANNUITY TRANSFERS. After the Payout Start Date, no transfers may be made from any Fixed Account. Transfers between Sub-accounts of the Variable Account, or from the Variable Account to any Fixed Account may not be made for six months after the Payout Start Date. Annuity Transfers may be made once every six months thereafter.

PAYOUT TERMS AND CONDITIONS. The income payments are subject to the following terms and conditions:

-- If the Contract Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:

     --   change the payment frequency to make the payment at least $20; or

     -- terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

-- If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with guaranteed payments for 120 months.

-- If you choose an Income Plan which depends on any person's life, we may require:

          --   proof of age and sex before income payments begin; and

          -- proof that the annuitant or joint annuitant is still alive before we make each payment.

-- After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made from the Variable Account under Income Plan 3. You may terminate the income payments being made from the Variable Account under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges.

-- If any owner dies during the Payout Phase, the remaining income payments will be paid to the successor owner as scheduled.

--------------------------------------------------------------------------------
INCOME PAYMENT TABLES
--------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.






INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

                                 Monthly Income Payment for each $1,000 Applied to this Income Plan
---------------------------------------------------------------------------------------------------------------
  Annuitant's                            Annuitant's                         Annuitant's
     Age          Male     Female            Age          Male     Female        Age         Male    Female
---------------------------------------------------------------------------------------------------------------
     35          $3.43     $3.25              49         $4.15     $3.82          63        $5.52    $4.97
     36           3.47      3.28              50          4.22      3.88          64         5.66     5.09
     37           3.51      3.31              51          4.29      3.94          65         5.80     5.22
     38           3.55      3.34              52          4.37      4.01          66         5.95     5.35
     39           3.60      3.38              53          4.45      4.07          67         6.11     5.49
     40           3.64      3.41              54          4.53      4.14          68         6.27     5.64
     41           3.69      3.45              55          4.62      4.22          69         6.44     5.80
     42           3.74      3.49              56          4.71      4.29          70         6.61     5.96
     43           3.79      3.53              57          4.81      4.38          71         6.78     6.13
     44           3.84      3.58              58          4.92      4.46          72         6.96     6.31
     45           3.90      3.62              59          5.02      4.55          73         7.13     6.50
     46           3.96      3.67              60          5.14      4.65          74         7.31     6.69
     47           4.02      3.72              61          5.26      4.75          75         7.49     6.88
     48           4.08      3.77              62          5.39      4.86
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
              Monthly Income Payment for each $1,000 Applied to this Income Plan
---------------------------------------------------------------------------------------------------------------
                                                   Female Annuitant's Age
                    -------------------------------------------------------------------------------- -----------

      Male
    Annuitant's       35       40        45       50       55      60          65         70         75
       Age
---------------------------------------------------------------------------------------------------------------
        35          $3.09    $3.16     $3.23    $3.28    $3.32    $3.36      $3.39     $3.40        $3.42
        40           3.13     3.22      3.31     3.39     3.46     3.51       3.56      3.59         3.61
        45           3.17     3.28      3.39     3.50     3.60     3.69       3.76      3.81         3.85
        50           3.19     3.32      3.45     3.60     3.74     3.87       3.98      4.07         4.14
        55           3.21     3.35      3.51     3.68     3.87     4.06       4.23      4.37         4.48
        60           3.23     3.37      3.55     3.75     3.98     4.23       4.47      4.70         4.88
        65           3.24     3.39      3.57     3.80     4.07     4.37       4.71      5.04         5.34
        70           3.24     3.40      3.59     3.83     4.13     4.48       4.90      5.36         5.81
        75           3.25     3.41      3.61     3.86     4.17     4.56       5.04      5.61         6.22
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS
---------------------------------------------------------------------
---------------------------------------------------------------------

                             Monthly Income Payment for each
     Specified Period        $1,000 Applied to this Income Plan
---------------------------------------------------------------------
         10 Years                          $9.61
         11 Years                           8.86
         12 Years                           8.24
         13 Years                           7.71
         14 Years                           7.26
         15 Years                           6.87
         16 Years                           6.53
         17 Years                           6.23
         18 Years                           5.96
         19 Years                           5.73
         20 Years                           5.51
---------------------------------------------------------------------
---------------------------------------------------------------------


--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE ENTIRE CONTRACT. The entire contract consists of this Contract, any attached application, and any attached endorsements.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application.

Only our officers may, in order to conform to any state or federal law, change the Contract or waive a right or requirement. No other individual may do this.

We may not modify this Contract without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.

INCONTESTABILITY. We will not contest the validity of this Contract after the issue date.

MISSTATEMENT OF AGE OR SEX. If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

--   pay all amounts underpaid including interest; or

--   stop payments until the total payments are equal to the corrected amount.

For purposes of the Misstatement of Age or Sex provision, interest will be calculated at an effective annual rate of 6%.

ANNUAL STATEMENT. At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.

SETTLEMENTS. We may require that this Contract be returned to us prior to any settlement. We must receive due proof of death of the owner or annuitant prior to settlement of a death claim. Due proof of death is one of the following:

--   a certified copy of a death certificate; or

-- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

--   any other proof acceptable to us.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

DEFERMENT OF PAYMENTS. We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

-- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

--   an emergency exists as defined by the Securities and Exchange Commission;
     or

-- the Securities and Exchange Commission permits delay for the protection of Contract holders.

We reserve the right to postpone payments or transfers from any Fixed Account for up to six months. If we elect to postpone payments, or transfers from any Fixed Account for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the withdrawal or transfer request is received by us to the date the payment or transfer is made.

VARIABLE ACCOUNT MODIFICATIONS.  We reserve the right, subject to applicable
law,   to make additions to, deletions from, or substitutions for the fund portfolio shares underlying the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another fund portfolio. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the fund portfolio. We reserve the right to limit the availability of fund portfolios for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

                            STI CLASSIC VARIABLE ANNUITY

                             FLEXIBLE PREMIUM DEFERRED
                             VARIABLE ANNUITY CONTRACT

         GLENBROOK LIFE AND ANNUITY COMPANY, A Stock Company, Home Office:
                    Allstate Plaza, Northbrook, Illinois  60062

This Contract is issued in consideration of the initial purchase payment and any application. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

This flexible premium deferred variable annuity provides a cash withdrawal benefit and a death benefit during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

THE DOLLAR AMOUNT OF INCOME PAYMENTS OR OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, VARIES TO REFLECT THE PERFORMANCE OF THE VARIABLE ACCOUNT. VALUES MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. FOR AMOUNTS IN THE GUARANTEED MATURITY AMOUNT FIXED ACCOUNT, THE WITHDRAWAL BENEFIT, THE DEATH BENEFIT, TRANSFERS TO OTHER SUB-ACCOUNTS AND ANY PERIODIC INCOME PAYMENTS MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN UPWARD OR DOWNWARD ADJUSTMENT OF THE AMOUNT DISTRIBUTED.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER(S) AND THE INSURER.

RETURN PRIVILEGE
IF YOU ARE NOT SATISFIED WITH THIS CONTRACT FOR ANY REASON, YOU MAY RETURN IT TO US WITHIN 20 DAYS AFTER YOU RECEIVE IT. WE WILL REFUND ANY PURCHASE PAYMENTS ALLOCATED TO THE VARIABLE ACCOUNT, ADJUSTED TO REFLECT INVESTMENT GAIN OR LOSS FROM THE DATE OF ALLOCATION TO THE DATE OF CANCELLATION, PLUS ANY PURCHASE PAYMENTS ALLOCATED TO ANY FIXED ACCOUNT. IF THIS CONTRACT IS QUALIFIED UNDER SECTION Section 408 OF THE INTERNAL REVENUE CODE, WE WILL REFUND THE GREATER OF ANY PURCHASE PAYMENTS OR THE CONTRACT VALUE.

If you have any questions about your STI Classic Variable Annuity, please contact Glenbrook Life at 1-800-755-5275.


     /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
     ----------------------                  ------------------------
     Secretary                               Chief Executive Officer


                     FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

GLAU248                            Page 1                             (AL,TN)

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

THE PERSONS INVOLVED . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Annuitant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ACCUMULATION PHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Accumulation Phase Defined. . . . . . . . . . . . . . . . . . . . . .     4
     Contract Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Purchase Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Investment Alternatives . . . . . . . . . . . . . . . . . . . . . . .     4
     Variable Account. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Variable Sub-accounts . . . . . . . . . . . . . . . . . . . . . . . .     4
     Fixed Account Options . . . . . . . . . . . . . . . . . . . . . . . .     4
     Standard Fixed Account. . . . . . . . . . . . . . . . . . . . . . . .     4
     Guaranteed Maturity Amount Fixed Account. . . . . . . . . . . . . . .     4
     Crediting Interest. . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Contract Value. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     Accumulation Units and Accumulation Unit Value. . . . . . . . . . . .     6
     Valuation Period and Valuation Date . . . . . . . . . . . . . . . . .     6
     Net Investment Factor . . . . . . . . . . . . . . . . . . . . . . . .     6
     Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     Administrative Expense Charge . . . . . . . . . . . . . . . . . . . .     6
     Mortality and Expense Risk Charge . . . . . . . . . . . . . . . . . .     6
     Contract Maintenance Charge . . . . . . . . . . . . . . . . . . . . .     7
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Withdrawal Charge . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Market Value Adjustment . . . . . . . . . . . . . . . . . . . . . . .     7
     Death of Owner or Annuitant . . . . . . . . . . . . . . . . . . . . .     8
     Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     Settlement Value. . . . . . . . . . . . . . . . . . . . . . . . . . .     9

PAYOUT PHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Payout Phase Defined. . . . . . . . . . . . . . . . . . . . . . . . .    10
     Payout Start Date . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Income Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Income Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Variable Account Income Payments. . . . . . . . . . . . . . . . . . .    10
     Annuity Unit Value. . . . . . . . . . . . . . . . . . . . . . . . . .    11
     Fixed Account Income Payments . . . . . . . . . . . . . . . . . . . .    11
     Annuity Transfers . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     Payout Terms and Conditions . . . . . . . . . . . . . . . . . . . . .    11

INCOME PAYMENT TABLES. . . . . . . . . . . . . . . . . . . . . . . . . . .    12

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     The Entire Contract . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Incontestability. . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Misstatement of Age or Sex. . . . . . . . . . . . . . . . . . . . . .    13
     Annual Statement. . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Deferment of Payments . . . . . . . . . . . . . . . . . . . . . . . .    13
     Variable Account Modifications. . . . . . . . . . . . . . . . . . . .    14

--------------------------------------------------------------------------------
 THE PERSONS INVOLVED
--------------------------------------------------------------------------------


OWNER. The person(s) named at the time of application is the owner of this Contract unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-natural person and a natural person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary at any time. If the owner is a natural person, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner or beneficiary change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving owner dies prior to the Payout Start Date, the beneficiary becomes the new owner. If the sole surviving owner dies after the Payout Start Date, the beneficiary becomes the new owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as owner:

-- owner as used in this contract refers to all people named as owners, unless otherwise indicated;

--   any request to exercise ownership rights must be signed by all owners; and

-- on the death of any person who is an owner, the surviving person(s) named as owner will continue as owner.

ANNUITANT. The annuitant is the person named on the Annuity Data Page, but may be changed by the owner, as described above. The annuitant must be a natural person. If the annuitant dies prior to the Payout Start Date, the new annuitant will be:

--   the youngest owner; otherwise,

--   the youngest beneficiary.

BENEFICIARY. The beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the owner, as described above. We will determine the beneficiary from the most recent written request we have received from you. If you do not name a beneficiary or if the beneficiary named is no longer living, the beneficiary will be:

--   your spouse if living; otherwise

--   your children equally if living; otherwise

--   your estate.

The beneficiary may become the owner under the circumstances described above.

The beneficiary may assign benefits under the Contract, as described above, once they are payable to the beneficiary. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

--------------------------------------------------------------------------------
ACCUMULATION PHASE
--------------------------------------------------------------------------------

ACCUMULATION PHASE DEFINED. The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the issue date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.

CONTRACT YEAR. The one year period beginning on the issue date and on each anniversary of the issue date.

PURCHASE PAYMENTS. You may make subsequent purchase payments during the Accumulation Phase until you attain age 86. The number of purchase payments is unlimited prior to age 86. The minimum subsequent purchase payment amount is $50. We reserve the right to reduce the minimum purchase payment. We may limit the maximum amount of purchase payments we will accept. We will never set the maximum amount lower than $1,000,000.00. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state in which the Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%. For each purchase payment, the minimum amount that may be allocated to any Fixed Account is $50.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.

INVESTMENT ALTERNATIVES. Investment Alternatives are the Sub-accounts of the Variable Account, the Standard Fixed Account and the Sub-accounts of the Guaranteed Maturity Amount Fixed Account shown on the Annuity Data Page.

VARIABLE ACCOUNT. The "Variable Account" for this Contract is the Glenbrook Life and Annuity Company Variable Annuity Account. This account is a separate investment account to which we allocate assets contributed under this and
certain  other contracts.   The income, capital gains and capital losses,
realized or unrealized, incurred on the assets of the Variable Account are credited to or charged against the assets of the Variable Account, without regard to the income, capital gains or capital losses arising out of any other business we may conduct.

VARIABLE SUB-ACCOUNTS. The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the fund portfolio underlying that Sub-account.

FIXED ACCOUNT OPTIONS. The Fixed Account options are the Standard Fixed Account and several Sub-accounts of the Guaranteed Maturity Amount Fixed Account.

STANDARD FIXED ACCOUNT. Money in the Standard Fixed Account will earn interest for one year at the current rate in effect at the time of allocation to the Standard Fixed Account. After one year, a one year renewal rate will be
declared.   Subsequent renewal dates will be on anniversaries of the first renewal date. The current rate and the renewal rate(s) will never be less than the minimum guaranteed rate shown on the Annuity Data Page.

GUARANTEED MATURITY AMOUNT FIXED ACCOUNT. The Guaranteed Maturity Amount Fixed Account is divided into Sub-accounts. A Sub-account is identified by its Guarantee Period and the date the Guarantee Period begins. You create a Sub-account when:

-- you make a purchase payment and allocate part or all of that purchase payment to the Sub-account; or

--   you select a new Guarantee Period when a Sub-account expires; or

-- you transfer to the Sub-account an amount from an existing Sub-account of the Variable Account or from another Sub-account of the Guaranteed Maturity Amount Fixed Account.

A Sub-account continues until the end of its Guarantee Period.

You must select the Guarantee Period for all purchase payments and transfers allocated to the Guaranteed Maturity Amount Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Amount Fixed Account.

We will mail you a notice when each Guarantee Period expires outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

-- take no action and we will automatically renew the Sub-account value to a G uarantee Period of the same duration to be established on the day the previous Guarantee Period expired; or

-- notify us to apply the Sub-account value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

-- notify us to apply the Sub-account value to the Standard Fixed Account to be established on the day the previous Guarantee Period expired; or

-- notify us to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

-- ceive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the Sub-account will be deemed to have been renewed for the same Guarantee Period as the one that just expired with current interest credited from the date the Guarantee Period expired.

The minimum amount that can be allocated to a new Guarantee Period is $50.

CREDITING INTEREST. We credit interest daily to money allocated to the Standard Fixed Account and each Sub-account of the Guaranteed Maturity Amount Fixed Account at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them. We will credit interest to transfers from the date the transfer is made. The interest rates will never be less than the minimum guaranteed rate shown on the Annuity Data Page.

TRANSFERS. Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th transfer in any contract year may be assessed a $10 transfer fee. Transfers are subject to the following restrictions.

--   The maximum amount which may be transferred from the Standard Fixed Account to any other Sub-account in any Contract Year is limited to the greater of:

     -- 25% of the value in the Standard Fixed Account on the most recent contract anniversary. If this amount is less than $1,000, then up to $1,000 may be transferred; or

     -- 25% of the sum of purchase payments allocated to the Standard Fixed Account and transfers to the Standard Fixed Account, all as of the most recent contract anniversary.

-- Any transfer from a Sub-account of the Guaranteed Maturity Amount Fixed Account at a time other than during the 30 day period after a Guarantee Period expires will be subject to a Market Value Adjustment.

We reserve the right to waive the transfer restrictions contained in this Contract.

CONTRACT VALUE.  Your "Contract Value" is equal to the sum of:

-- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

--   the total value you have in the Standard Fixed Account; plus

--   the sum of Sub-account values in the Guaranteed Maturity Amount Fixed
     Account.

ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE. Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.

VALUATION PERIOD AND VALUATION DATE. A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.

NET INVESTMENT FACTOR. For each Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is (A) divided by (B), minus (C) where:

(A)  is the sum of:

     (1) the net asset value per share of the fund portfolio underlying the Sub-account determined at the end of the current Valuation Period, plus

     (2) the per share amount of any dividend or capital gain distributions made by the fund portfolio underlying the Sub-account during the current Valuation Period.

(B) is the net asset value per share of the fund portfolio underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) is the sum of the annualized Administrative Expense Charge and the annualized Mortality and Expense Risk Charge divided by 365 and then multiplied by the number of calendar days in the current Valuation Period.

CHARGES. The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer charges and Taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges and Market Value Adjustments.

ADMINISTRATIVE EXPENSE CHARGE. The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)

MORTALITY AND EXPENSE RISK CHARGE. The annualized Mortality and Expense Risk Charge will never be greater than 1.25%. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.

CONTRACT MAINTENANCE CHARGE. Prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each contract anniversary. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A reduced Contract Maintenance Charge proportional to the part of the Contract Year elapsed will also be deducted if the Contract is terminated on any date other than a contract anniversary. After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The annualized charge will never be greater than $30 per contract year. The Contract Maintenance Charge will be waived if total purchase payments are $25,000 or more or if all money is allocated to any Fixed Account on the contract anniversary.

TAXES. Any premium tax or income tax withholding relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.

WITHDRAWAL. You have the right to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. However, we will require confirmation of your withdrawal request before we make such a withdrawal. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, and taxes.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.

WITHDRAWAL CHARGE. Each Contract Year you may withdraw 10% of the Contract Value, as determined on the date of the first withdrawal during the Contract Year, without incurring a Withdrawal Charge. Withdrawals in excess of 10% of the Contract Value will be subject to a Withdrawal Charge as follows:


     Payment Year:  1    2    3    4    5    6    7    8 and Later

     Percentage:    7%   6%   5%   4%   3%   2%   1%         0%


To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of 10% of the Contract Value.

To determine federal tax liability, withdrawals are assumed to be made from earnings first. The order of the withdrawal of funds used to calculate withdrawal charges differs from that of the IRS in determining the tax liability of the withdrawals.

MARKET VALUE ADJUSTMENT. All transfers and withdrawals from a Sub-account of the Guaranteed Maturity Amount Fixed Account other than during the 30 day period after a Guarantee Period expires are subject to a Market Value Adjustment. A Market Value Adjustment is an increase or decrease in the amount transferred or withdrawn reflecting changes in the level of interest rates since the Sub-account was established. It is based on the following:

     I    =    the interest crediting rate for the Sub-account;

     N    =    the number of whole and partial years from the date we receive the transfer, withdrawal, or Death Benefit request, or from the Payout Start Date to the end of the Sub-account's Guarantee
               Period;

     J    =    the current interest crediting rate offered for a Guarantee
               Period of length N on the date we determine the Market Value
               Adjustment.

               J will be determined by linear interpolation between the current interest rates for the next higher and lower integral years. For purposes of interpolation, current interest rates for Guarantee Periods not available under this Contract will be calculated in a manner consistent with those which are available.

An adjustment factor is determined from the following formula:

                                   .9 x (I-J) x N

Any transfer or withdrawal amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment. The amount withdrawn from the Sub-account includes the transfer amount or the amount we pay you, income tax we withhold for you, the Withdrawal Charge, any applicable premium tax charge, and the Market Value Adjustment.

DEATH OF OWNER OR ANNUITANT. A distribution upon death may be paid to the owner determined immediately after the death if, prior to the Payout Start Date:

--   any owner dies; or

--   the annuitant dies and the owner is not a natural person.

If the owner eligible to receive the distribution upon death is not a natural person, the owner may elect to receive the distribution upon death in one or more distributions. Otherwise, if the owner is a natural person, the owner may elect to receive a distribution upon death either in one or more distributions or by periodic payments through an Income Plan.

A Death Benefit will be paid: 1) if the owner elects to receive the Death Benefit distributed in a single payment within 180 days of the date of death, and 2) if the Death Benefit is paid as of the day the value of the Death Benefit is determined. Otherwise, the Settlement Value will be paid. In any event, the entire value of the Contract must be distributed within five (5) years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the following provisions.

Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

--   the life of the owner; or

--   a period not to exceed the life expectancy of the owner; or

-- the life of the owner with payments guaranteed for a period not to exceed the life expectancy of the owner.

If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

DEATH BENEFIT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

--   the Contract Value as of the date we determine the death benefit; or

--   the Settlement Value on the date we determine the death benefit; or

-- the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death

          Benefit Anniversary.

          The adjustment is equal to (A) divided by (B) and the result multiplied by (C) where:

          (A)  is the withdrawal amount.
          (B)  is the Contract Value immediately prior to the withdrawal.
          (C) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

     The first Death Benefit Anniversary is the issue date. Subsequent Death Benefit Anniversaries are those contract anniversaries that are multiples of 7 Contract Years, beginning with the 7th contract anniversary. For example, the issue date, 7th, and 14th contract anniversaries are the first three Death Benefit anniversaries.

     The Death Benefit Anniversary value will be recalculated until the oldest Owner or the Annuitant, if the Owner is not a natural person, attains age 80.

We will determine the value of the death benefit as of the end of the Valuation Period during which we receive a complete request for payment of the death benefit. A complete request includes due proof of death.

Any interest would be payable from the date we receive written proof of death until the Death Benefit is paid. Any interest payable will be paid according to applicable law.

SETTLEMENT VALUE. The Settlement Value is the same amount that we would pay in the event of withdrawal of the Contract Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death.

--------------------------------------------------------------------------------
PAYOUT PHASE
--------------------------------------------------------------------------------

PAYOUT PHASE DEFINED. The "Payout Phase" is the second of the two phases during your Contract. During this phase the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.

PAYOUT START DATE. The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be on or before the later of:

--   the annuitant's 90th birthday; or

--   the 10th anniversary of this Contract's issue date.

INCOME PLANS. An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as the annuitant lives. If the annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as either the annuitant or joint annuitant, named at the time of Income Plan selection, lives. If both the annuitant and the joint annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. We will make payments for a specified period beginning on the Payout Start Date. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360.

We reserve the right to make available other Income Plans.

INCOME PAYMENTS. Income payments may be based on any Sub-account of the Variable Account and/or any Fixed Account. The method of calculating the initial payment is different for the two accounts. The Contract Maintenance Charge will be deducted in equal payments from each income payment. The Contract Maintenance Charge will be waived if total Purchase Payments are $25,000 or more or income payments are based entirely on money allocated to any Fixed Account.

VARIABLE ACCOUNT INCOME PAYMENTS. The initial income payment based upon the Variable Account is calculated by applying the portion of the Contract Value in the Variable Account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table selected. Subsequent income payments will vary depending upon the changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based.

The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Contract Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless Annuity Transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

--        multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

--        dividing the result by 1.000 plus the assumed investment rate for the period.  The assumed investment rate is an effective annual rate of 3%.

FIXED ACCOUNT INCOME PAYMENTS. Income payment amounts derived from any Fixed Account Option are guaranteed for the duration of the Income Plan. The income payment based upon any Fixed Account Option is calculated by applying the portion of the Contract Value in any Fixed Account Option on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.

ANNUITY TRANSFERS. After the Payout Start Date, no transfers may be made from any Fixed Account. Transfers between Sub-accounts of the Variable Account, or from the Variable Account to any Fixed Account may not be made for six months after the Payout Start Date. Annuity Transfers may be made once every six months thereafter.

PAYOUT TERMS AND CONDITIONS. The income payments are subject to the following terms and conditions:

-- If the Contract Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:

     --   change the payment frequency to make the payment at least $20; or

     -- terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

-- If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with guaranteed payments for 120 months.

-- If you choose an Income Plan which depends on any person's life, we may require:

     --   proof of age and sex before income payments begin; and

     -- proof that the annuitant or joint annuitant is still alive before we make each payment.

-- After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made from the Variable Account under Income Plan 3. You may terminate the income payments being made from the Variable Account under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges.

-- If any owner dies during the Payout Phase, the remaining income payments will be paid to the successor owner as scheduled.

--------------------------------------------------------------------------------
INCOME PAYMENT TABLES
--------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.






INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

                                 Monthly Income Payment for each $1,000 Applied to this Income Plan
---------------------------------------------------------------------------------------------------------------
  Annuitant's                            Annuitant's                         Annuitant's
     Age          Male     Female            Age          Male     Female        Age         Male    Female
---------------------------------------------------------------------------------------------------------------
     35          $3.43     $3.25              49         $4.15     $3.82          63        $5.52    $4.97
     36           3.47      3.28              50          4.22      3.88          64         5.66     5.09
     37           3.51      3.31              51          4.29      3.94          65         5.80     5.22
     38           3.55      3.34              52          4.37      4.01          66         5.95     5.35
     39           3.60      3.38              53          4.45      4.07          67         6.11     5.49
     40           3.64      3.41              54          4.53      4.14          68         6.27     5.64
     41           3.69      3.45              55          4.62      4.22          69         6.44     5.80
     42           3.74      3.49              56          4.71      4.29          70         6.61     5.96
     43           3.79      3.53              57          4.81      4.38          71         6.78     6.13
     44           3.84      3.58              58          4.92      4.46          72         6.96     6.31
     45           3.90      3.62              59          5.02      4.55          73         7.13     6.50
     46           3.96      3.67              60          5.14      4.65          74         7.31     6.69
     47           4.02      3.72              61          5.26      4.75          75         7.49     6.88
     48           4.08      3.77              62          5.39      4.86
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
              Monthly Income Payment for each $1,000 Applied to this Income Plan
---------------------------------------------------------------------------------------------------------------
                                                   Female Annuitant's Age
                    -------------------------------------------------------------------------------- -----------

      Male
    Annuitant's       35       40        45       50       55      60          65         70         75
       Age
---------------------------------------------------------------------------------------------------------------
        35          $3.09    $3.16     $3.23    $3.28    $3.32    $3.36      $3.39     $3.40        $3.42
        40           3.13     3.22      3.31     3.39     3.46     3.51       3.56      3.59         3.61
        45           3.17     3.28      3.39     3.50     3.60     3.69       3.76      3.81         3.85
        50           3.19     3.32      3.45     3.60     3.74     3.87       3.98      4.07         4.14
        55           3.21     3.35      3.51     3.68     3.87     4.06       4.23      4.37         4.48
        60           3.23     3.37      3.55     3.75     3.98     4.23       4.47      4.70         4.88
        65           3.24     3.39      3.57     3.80     4.07     4.37       4.71      5.04         5.34
        70           3.24     3.40      3.59     3.83     4.13     4.48       4.90      5.36         5.81
        75           3.25     3.41      3.61     3.86     4.17     4.56       5.04      5.61         6.22
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS
---------------------------------------------------------------------
---------------------------------------------------------------------

                             Monthly Income Payment for each
     Specified Period        $1,000 Applied to this Income Plan
---------------------------------------------------------------------
         10 Years                          $9.61
         11 Years                           8.86
         12 Years                           8.24
         13 Years                           7.71
         14 Years                           7.26
         15 Years                           6.87
         16 Years                           6.53
         17 Years                           6.23
         18 Years                           5.96
         19 Years                           5.73
         20 Years                           5.51
---------------------------------------------------------------------
---------------------------------------------------------------------


--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE ENTIRE CONTRACT. The entire contract consists of this Contract, any attached application, and any attached endorsements.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application.

Only our officers may, in order to conform to any state or federal law, change the Contract or waive a right or requirement. No other individual may do this.

We may not modify this Contract without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.

INCONTESTABILITY. We will not contest the validity of this Contract after the issue date.

MISSTATEMENT OF AGE OR SEX. If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

--   pay all amounts underpaid including interest; or

--   stop payments until the total payments are equal to the corrected amount.

For purposes of the Misstatement of Age or Sex provision, interest will be calculated at an effective annual rate of 6%.

ANNUAL STATEMENT. At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.

SETTLEMENTS. We may require that this Contract be returned to us prior to any settlement. We must receive due proof of death of the owner or annuitant prior to settlement of a death claim. Due proof of death is one of the following:

--   a certified copy of a death certificate; or

-- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

--   any other proof acceptable to us.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

DEFERMENT OF PAYMENTS. We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

-- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

--   an emergency exists as defined by the Securities and Exchange Commission;
     or
-- the Securities and Exchange Commission permits delay for the protection of Contract holders.

We reserve the right to postpone payments or transfers from any Fixed Account for up to six months. If we elect to postpone payments, or transfers from any Fixed Account for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the withdrawal or transfer request is received by us to the date the payment or transfer is made.

VARIABLE ACCOUNT MODIFICATIONS.  We reserve the right, subject to applicable
law,   to make additions to, deletions from, or substitutions for the fund portfolio shares underlying the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another fund portfolio. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the fund portfolio. We reserve the right to limit the availability of fund portfolios for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

                         GLENBROOK LIFE AND ANNUITY COMPANY
                            (HEREIN CALLED "WE" OR "US")


                              AMENDATORY ENDORSEMENT

The following changes are hereby made to your Contract as of May 1,1997:

I.   The following provision is added to your Contract:

     WAIVER OF WITHDRAWAL CHARGES DUE TO INVOLUNTARY UNEMPLOYMENT

     DEFINITIONS

     "Unemployment Compensation" means unemployment compensation received from a unit of government in the U.S. (state or federal.)

     "You" and "your" refer to the Contract owner(s).

     BENEFIT

     The following has been added to the WITHDRAWAL CHARGE section of your Contract.

     You may request a one time waiver of Withdrawal Charges on a partial or full withdrawal if:

     1. you become unemployed on or after the later of 1 year past the issue date of the Contract or May 1, 1997; and

     2. you receive Unemployment Compensation for at least 30 straight days as a result of that unemployment; and

     3. this benefit is exercised within 180 days of your initial receipt of Unemployment Compensation.

     This benefit may be exercised only once during the life of your Contract.

     Before we waive Withdrawal Charges, you must give us due proof in a form acceptable to us that you have been unemployed and have been granted Unemployment Compensation for at least 30 straight days. You must give us proof prior to or at the time of a withdrawal request.

     CHARGES NOT COVERED BY THIS BENEFIT

     All other adjustments, charges or expenses associated with your Contract, but not specified above, will continue to be in effect.

     TAXES

     This benefit does not impact any tax liabilities or IRS penalties incurred as a result of a withdrawal. You are responsible for all such liabilities and penalties.

II.  The following has been added to the OWNER provision of your Contract:

     --   If the owner is a natural person, you may change the annuitant prior to the Payout Start Date.

III. The following has been added to the ANNUITANT provision of your Contract:

     - The annuitant is the person named on the Annuity Data Page, but may be changed by the owner, as described above.

IV.  The the last paragraph of the GUARANTEED MATURITY AMOUNT FIXED ACCOUNT
section in your     Contract has been deleted and replaced with the following:

1    We will mail you a notice when each Guarantee Period expires outlining the
options available   at the end of a Guarantee Period.  During the 30 day period
     after a Guarantee Period      expires you may:

     - take no action and we will automatically renew the Sub-account to a Guarantee Period of the same duration to be established on the day the previous Guarantee Period expired; or

     - notify us to apply the Sub-account value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

     - notify us to apply the Sub-account value to the Standard Fixed Account to be established on the day the previous Guarantee Period expired; or

     - notify us to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

     - receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the Sub-account will be deemed to have been renewed for the same Guarantee Period as the one that just expired with current interest credited from the date the Guarantee Period expired.

     - The minimum amount that can be allocated to a new Guarantee Period is $50.

V.   The following is added to the WITHDRAWAL provision of your Contract:

     - Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.

     /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
     ----------------------                  ------------------------
     Secretary                               Chief Executive Officer

                          GLENBROOK LIFE AND ANNUITY COMPANY
                             (HEREIN CALLED "WE" OR "US")


             AMENDATORY ENDORSEMENT TO WAIVE WITHDRAWAL CHARGES DUE TO
                             INVOLUNTARY UNEMPLOYMENT

The following is added to your Contract:

DEFINITIONS

"Unemployment Compensation" means unemployment compensation received from a unit of government in the U.S. (state or federal).

"You" and "your" refer to the Contract owner(s).

"Contract" is the Contract or Certificate to which this endorsement is attached.

BENEFIT

The following has been added to the WITHDRAWAL CHARGE section of your Contract:

You may request a one time waiver of Withdrawal Charges on a partial or full withdrawal if:

1.   you become unemployed at least 1 year past the issue date of the Contract;
     and

2. you receive Unemployment Compensation for at least 30 straight days as a result of that unemployment; and

3. this benefit is exercised within 180 days of your initial receipt of Unemployment Compensation.

This benefit may be exercised only once during the life of your Contract.

Before we waive Withdrawal Charges, you must give us due proof that you have been unemployed and have been granted Unemployment Compensation for at least 30 straight days. You must give us proof prior to, or at the time of, the withdrawal request. The proof must be in a form acceptable to us.

CHARGES NOT COVERED BY THIS BENEFIT

There may be other adjustments, charges, or expenses associated with your Contract, but not specified above. Such charges will remain in effect.

TAXES

This benefit does not impact any tax liabilities or IRS penalties incurred as a result of a withdrawal. You are responsible for all such liabilities and penalties.



     /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
     ----------------------                  ------------------------
     Secretary                               Chief Executive Officer


GLAU258                                                                  (2/97)